UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	July 1, 2010

Hudson Technologies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation)

1-13412	13-3641539
(Commission File Number)	(IRS Employer Identification No.)

PO Box 1541, 1 Blue Hill Plaza, Pearl River, New York	10965
(Address of Principal Executive Offices)	(Zip Code)

(845) 735-6000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On July 1, 2010, Hudson Technologies, Inc. (the “Registrant” or “Company”) entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with  Canaccord Genuity Inc. (“Canaccord”) pursuant to which Canaccord agreed to act as the Registrant’s exclusive placement agent and to use its best efforts to arrange for the sale of up to 2,737,500 units (the “Units”), each Unit consisting of one share of the Registrant’s common stock (the “Shares”) and a warrant to purchase one-half of a share of the Registrant’s common stock (the “ Warrants”) in a registered direct public offering at $2.00 per Unit (the “Offering”).  The Warrants are exercisable for five years commencing six months after the closing of the Offering at a price of $2.60 per share. At the closing of the Offering, the Registrant will pay Canaccord a fee equal to 6.5% of the gross proceeds from the sale of the Units at such closing. The Registrant will also reimburse certain expenses incurred by Canaccord in the Offering.  Assuming the sale of all of the Units (and without giving effect to any future exercise of Warrants), the net proceeds to the Registrant from the Offering, after deducting  Canaccord’s fees and other estimated Offering expenses, are expected to be approximately $ 4,939,000.

In connection with the Offering, on July 1, 2010, the Registrant and certain institutional investors entered into individual subscription agreements, pursuant to which the Company agreed to sell all 2,737,500 of the Units to such investors in the Offering.  The closing with respect to the sale of these Units in the Offering is expected to close on or about July 7, 2010, subject to satisfaction of customary closing conditions.

The Units will be issued pursuant to a prospectus supplement filed with the Securities and Exchange Commission, in connection with a shelf takedown from the Registrant’s registration statement on Form S-3 (File No. 333-151973) which became effective on September 5, 2008.

The foregoing descriptions of the Placement Agency Agreement with Canaccord,  the subscription agreement between the Registrant and the investors in the Offering and the Warrants do not purport to be complete and are qualified in their entirety by reference to the exhibits hereto which are incorporated herein by reference.  The benefits of the representations and warranties set forth in such documents are intended only for investors in the Offering and do not constitute continuing representations and warranties of the Company to any future or other investors.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit 1.1	Placement Agency Agreement between Canaccord Genuity Inc. and Hudson Technologies, Inc., dated July 1, 2010
Exhibit 4.1	Form of Warrants (incorporated by reference to Exhibit B attached to Exhibit 1.1 filed herewith)
Exhibit 5.1	Opinion of Blank Rome LLP
Exhibit 10.1	Form of Subscription Agreement (incorporated by reference to Exhibit A attached to Exhibit 1.1 filed herewith)
Exhibit 23.1	Consent of Blank Rome LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON TECHNOLOGIES, INC.

Date: July 2, 2010	By:	/s/ Stephen P. Mandracchia
Name: Stephen P. Mandracchia
Title: Vice President Legal & Regulatory, Secretary